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                                                                    EXHIBIT 10.8

                             [METALICO, INC. LOGO]

To:     EXECUTIVE OFFICERS OF METALICO, INC.

From:   THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Date:   AS OF AUGUST 4, 2004

Re:     METALICO, INC. EXECUTIVE BONUS PLAN

      In recognition of your continuing contributions to the success of Metalico, Inc. (the "Corporation") and in order to provide additional incentive and compensation for your efforts on behalf of the Corporation, the Compensation Committee (the "Committee") of the Corporation's Board of Directors (the "Board") hereby establishes the Metalico, Inc. Executive Bonus Plan (the "Plan") on the terms set forth herein.

      1. ADMINISTRATION. The Plan shall be administered by the Committee in consultation with the Chief Executive Officer of the Corporation (the "CEO") on the terms set forth herein, provided that all actions and decisions of the Committee other than those of an essentially ministerial nature shall be subject to the ratification or approval of the Board.

      2. ELIGIBILITY. All officers appointed by the Board of Directors or as otherwise determined by the CEO (collectively, "Eligible Officers") shall be eligible for participation in the Plan at all times during their employment by the Corporation.

      3. COMPONENTS OF COMPENSATION. Compensation to be provided under the Plan shall include, in the discretion of the Compensation Committee, (a) cash payments and (b) awards of stock options made available to employees of the Corporation under the Corporation's 1997 Long Term Incentive Plan as in effect from time to time or any successor thereto or replacement thereof.

      4. PLAN CRITERIA AND APPLICATIONS. Bonuses shall be determined as follows:

            (a) BONUS BASE. For each calendar year (each a "Performance Year"), the Compensation Committee shall establish, with the approval of the Board, a uniform percentage for all Eligible Officers (the "Bonus Percentage") of Eligible Officers' base salaries to be used to calculate the maximum amount of, separately,

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      both the cash component and the stock option component to be potentially available to any Eligible Officer under the Plan for such Performance Year. The exercise price per share for options awarded under the Plan (the "Award Price") shall be the average closing price for the Corporation's common stock for the month ending on the date as of which such options are awarded.

            For Performance Year 2004, the Bonus Percentage shall be sixty percent (60%). The amount determined by multiplying an Eligible Officer's base salary for a Performance Year by the Bonus Percentage for such Performance Year shall be referred to under the Plan as such Eligible Officer's "Bonus Base."

            EXAMPLE: If an Eligible Officer's base salary for Performance Year 2004 is $100,000, such Eligible Officer's Bonus Base shall be $100,000 (the base salary) x 60% (the applicable Bonus Percentage) or $60,000. The maximum cash bonus payment available to such Eligible Officer shall be $60,000 and the maximum number of stock options available to such Eligible Officer shall be equivalent to the number obtained by dividing $60,000 by the Award Price, in all cases adjusted pursuant to the provisions of the Plan stated below.

            (b) TARGET. For each Performance Year the Committee shall also establish a scale of multipliers (each an "EBITDA Factor") to reflect the Corporation's success in achieving EBITDA budgeted for such Performance Year as adjusted for significant corporate events ("Budgeted EBITDA"). For Performance Year 2004 the scale of EBITDA Factors shall apply as follows:

                  - If the Corporation achieves less than ninety percent (90%) of Budgeted EBITDA, the EBITDA Factor shall be zero percent (0%).

                  - If the Corporation achieves ninety percent (90%) or more but less than ninety-five percent (95%) of Budgeted EBITDA, the applicable EBITDA Factor shall be twenty-five percent (25%).

                  - If the Corporation achieves ninety-five percent (95%) or more but less than one hundred percent (100%) of Budgeted EBITDA, the applicable EBITDA Factor shall be fifty percent (50%).

                  - If the Corporation achieves one hundred percent (100%) or more of Budgeted EBITDA, the applicable EBITDA Factor shall be one hundred percent (100%).

      The amount determined by multiplying a Bonus Base by an applicable EBITDA Factor shall be referred to under the Plan as a "Target." Subject to the discretion of the Committee and the application of other provisions of the Plan stated below, the amount of each Eligible Officer's Target for any Performance Year shall represent the maximum amount of, separately, both the cash component payable

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      and the stock option component to be awarded to any Eligible Officer under the Plan for such Performance Year.

            If the applicable EBITDA Factor is 0%, no bonuses shall be awarded in respect of the EBITDA performance and Personal Objectives bonus segments described in Paragraph 4(d) below and all awards shall be made in the discretion of the Committee and the Board.

            EXAMPLE: For Performance Year 2004, if an Eligible Officer's Bonus Base is $60,000 and the Corporation achieves ninety-nine percent (99%) of Budgeted EBITDA, such Eligible Officer's Target shall be $60,000 (the Bonus Base) x 50% (the applicable EBITDA Factor) or $30,000. Such Eligible Officer shall be eligible for a cash bonus payment of up to $30,000 and an award of stock options equivalent to the number obtained by dividing $30,000 by the Award Price, in all cases subject to the application of other provisions of the Plan stated below.

            (c) PERSONAL OBJECTIVES. For each Performance Year the Committee shall, in its discretion and in consultation with the CEO, establish goals and objectives ("Objectives") for the Eligible Officers. The Committee shall allocate a reasonable number of appropriate Objectives to the Corporation's CEO and shall, in consultation with the CEO, allocate a reasonable number of appropriate Objectives to the other Eligible Officers (such allocated Objectives hereinafter referred to as "Personal Objectives" of the Eligible Officer to whom allocated). One or more Eligible Officers may be allocated the same Personal Objectives for the same Performance Year. At or near the conclusion of each Performance Year,
      (1) the Committee shall evaluate the progress of the CEO is accomplishing his Personal Objectives and (2) the CEO shall evaluate the progress of each of the other Eligible Officers in accomplishing their respective Personal Objectives and report his evaluations to the Committee. The Personal Objectives are intended as guidelines only and the Committee and the CEO, as applicable, may consider any circumstances, conditions and additional factors it or he may choose in evaluating an Eligible Officer's progress.

            (d) BONUS SEGMENTS; DETERMINATION. For each of the cash payment component and the stock option component, each Eligible Officer's bonus shall be determined as the sum of three segments in the proportions set forth below:

                  (1)   The Corporation's EBITDA performance for the
                        applicable Performance Year                       45%

                  (2)   Progress on Personal Objectives                   35%

                  (3)   Discretionary award in the judgment of the
                        Committee                                         20%

            - The amount allotted as Segment (1) (EBITDA performance) shall be a

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                  fixed amount calculated by multiplying the Target by
                  forty-five percent (45%).

            - The amount allotted as Segment (2) (Personal Objectives) shall be calculated by multiplying the Target by a percentage of from 0% to 35% reflecting the Eligible Officer's progress in achieving his or her Personal Objectives for the applicable Performance Year as determined (1) by the Committee with respect to the CEO and (2) by the CEO with the approval of the Committee with respect to the other Eligible Officers.

            - The amount allotted as Segment (3) (Discretionary Award) shall be calculated by multiplying the Target by a percentage of from 0% to 20% as determined in the discretion of (1) the Committee with respect to the CEO and (2) the CEO with the approval of the Committee with respect to the other Eligible Officers, in each case using whatever factors or considerations either the Committee or the CEO, as applicable, deems appropriate.

            EXAMPLE: If: an Eligible Officer's Target is $30,000; the Eligible Officer has achieved two-thirds (-2/3) progress on Personal Objectives for the applicable Performance Year in the determination of the Committee or the CEO, as appropriate; and the Committee or CEO, as appropriate, has elected to make a discretionary award of ten percent (10%), the amount of such Eligible Officer's cash and stock option bonuses shall be calculated as follows:

                        (1)   EBITDA performance for the Performance
                              Year:  45% x $30,000 (Target)             $13,500

                        (2)   Progress on Personal Objectives: 24%
                              (2/3 of 35%, rounded for the sake of
                              this Example) x $30,000 (Target)          $ 7,200

                        (3)   Discretionary award: 10% x $30,000
                              (Target)                                  $ 3,000

                              BONUS AMOUNT (SUM OF THREE SEGMENTS)      $23,700

      The Eligible Officer would therefore receive a cash bonus payment of $23,700 and an award of options equivalent to $23,700 divided by the Award Price, in all cases subject to the application of other provisions of the Plan stated below.

      At the Board's discretion, the maximum bonus amount may be exceeded for any or all participants in the plan.

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      5.    PAYMENT AND ISSUANCE. The Committee reserves the right to defer payment of cash bonuses and issuance of bonus stock options for any Performance Year until such time as the Corporation's final EBITDA for such Performance Year is available and confirmed to the reasonable satisfaction of the Committee. Stock options shall be deemed granted as of December 31 of the Performance Year for which they are awarded unless such deeming is prohibited by law or materially disadvantageous to the Corporation for legal or accounting reasons, in which event bonus stock options shall be deemed granted as of the earliest date in the next year following the Performance Year in which they can legally and/or practicably be granted.

      6. SPECIAL OPTION TERMS. Stock options granted to Eligible Officers under the Plan shall vest quarterly over a period of four years commencing on the first day of the year immediately following the Performance Year for which such options are awarded, the first such vesting to occur on the last day of the first calendar quarter immediately following such Performance Year. Such bonus stock options shall be exercisable for a period of ten years from the earlier of the date issued and the date deemed issued. In all other respects bonus stock options awarded under the Plan shall be subject to the Corporation's 1997 Long Term Incentive Plan as in effect from time to time or any successor thereto or replacement thereof.

      7. COMMUNICATIONS. The Committee shall deliver to each Eligible Officer, as soon as reasonably available, copies of the Plan and, for each Performance Year, the Bonus Percentage, the Corporation's Objectives, and the Personal Objectives allocated to such Eligible Officer.

      8. RESERVATIONS; DEFERRALS. All awards of bonuses under the Plan are subject to availability and to the performance of the Corporation, economically and otherwise. Although the Corporation intends to make such payments and awards of options as are provided under the Plan, the Corporation reserves the right to defer or delay any payment or award in the event that, in the opinion of the Committee or the Board of Directors, circumstances make such payments and awards materially disadvantageous to the Corporation or the Corporation lacks the resources to provide such bonuses. Administration of the Plan is at all times subject to the supervision of the Committee and the Board of Directors.

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